UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 10, 2018

BAZAARVOICE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35433	20-2908277
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10901 Stonelake Blvd.
Austin, Texas 78759
(Address of principal executive offices, including zip code)
(512) 551-6000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[x] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, Bazaarvoice, Inc., a Delaware corporation (the "Company"), entered into an Agreement and Plan of Merger, dated as of November 26, 2017 (the "Merger Agreement"), by and among the Company, BV Parent, LLC, a Delaware limited liability company ("Parent"), and BV Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"). The Merger Agreement provides, among other things, that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the "Merger").

On January 10, 2018 the Board of Directors of the Company approved, and the Company announced internally, certain changes to its executive leadership team that will become effective upon the closing of the Merger. In particular, James R. Offerdahl, Chief Financial Officer, will step down from his position, effective and conditioned upon the closing of the Merger. The Merger remains subject to approval of the Company’s stockholders and other customary closing conditions.

Forward-looking statements

This communication, and the documents to which the Company refers you in this communication, contains not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company’s expectations or beliefs concerning future events, including the closing of the transaction. Forward-looking statements include information concerning possible or assumed future results of operations of the Company, the expected completion and timing of the transaction and other information relating to the transaction. Without limiting the foregoing, the words "believes," "anticipates," "plans," "expects," "intends," "forecasts," "should," "estimates," "contemplate," "future," "goal," "potential," "predict," "project," "projection, "may," "will," "could," "should," "would," "assuming" and similar expressions are intended to identify forward-looking statements. You should read statements that contain these words carefully. They discuss the Company’s future expectations or state other forward-looking information and may involve known and unknown risks over which the Company has no control. Those risks include, (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the common stock of the Company, (ii) the failure to satisfy of the conditions to the consummation of the transaction, including the adoption of the merger agreement by the stockholders of the Company and the receipt of regulatory approvals from various domestic governmental entities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental entities may deny approval, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iv) the risk that the definitive merger agreement may be terminated in circumstances that require the Company to pay a termination fee and/or reimbursement of their expenses; (v) risks regarding the failure to obtain the necessary financing to complete the merger, (vi) the effect of the announcement or pendency of the transaction on the Company’s business relationships, operating results and business generally, (vii) risks that the proposed transaction disrupts current plans and operations, (viii) risks related to diverting management’s attention from the Company’s ongoing business operations, and (ix) the outcome of any legal proceedings that may be instituted against the Company related to the merger agreement or the transaction. Forward-looking statements speak only as of the date of this communication or the date of any document incorporated by reference in this document. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are described in the Company’s SEC reports, including but not limited to the risks described in the Company’s Annual Report on Form 10-K for its fiscal year ended April 30, 2017, Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2017 and Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2017. Except as required by applicable law or regulation, the Company does not undertake to update these forward-looking statements to reflect future events or circumstances.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAZAARVOICE, INC.

By:	/s/ Kin Gill
Kin Gill Chief Legal Officer, General Counsel and Secretary

Date: January 11, 2018